UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 13, 2025
Date of Report (date of Earliest Event Reported)
NEWTEKONE, INC.
(Exact Name of Company as Specified in its Charter)

Maryland	814-01035	46-3755188
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4800 T Rex Avenue, Suite 120, Boca Raton, Florida 33431
(Address of principal executive offices and zip code)

(212) 356-9500
(Company’s telephone number, including area code)

(Former name or former address, if changed from last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.02 per share	NEWT	Nasdaq Global Market LLC
5.50% Notes due 2026	NEWTZ	Nasdaq Global Market LLC
8.00% Notes due 2028	NEWTI	Nasdaq Global Market LLC
8.50% Notes due 2029	NEWTG	Nasdaq Global Market LLC
8.625% Notes due 2029	NEWTH	Nasdaq Global Market LLC

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.     Other Events.

On August 13, 2025, NewtekOne, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc. as representatives of the several underwriters named in Exhibit A thereto (the “Underwriters”), in connection with the Company’s issuance, offer and sale of 2,000,000 depositary shares (the “Depositary Shares”), each representing a 1/40th interest in a share of the Company's 8.500% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), with a liquidation preference of $1,000 per share (equivalent to $25.00 per Depositary Share). In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters an option to purchase up to an additional 150,000 Depositary Shares at the public offering price less the applicable underwriting discount.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement filed with this report as Exhibit 1.1 and which is incorporated herein by reference.

Item 9.01     Financial Statement and Exhibits
(d)  Exhibits.

Exhibit Number	Description

1.1
Underwriting Agreement dated August 13, 2025 by and among NewtekOne, Inc. and Keefe, Bruyette & Woods, Inc. and Raymond James & Associates, Inc., as representatives of the several underwriters named therein.

SIGNATURES

In accordance with the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

NEWTEKONE, INC.

Date: August 14, 2025	By:	/S/ BARRY SLOANE
Barry Sloane
Chief Executive Officer, President and Chairman of the Board